                                                                    Exhibit 10.3


                            STOCK PURCHASE AGREEMENT


                                       by

                                       and

                                     between

                             USinternetworking, Inc.

                                       and

                          US WEST COMMUNICATIONS, INC.

                            -------------------------

                           Dated as of June ____, 1998

                              TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

ARTICLE 1. DEFINITIONS.......................................................1

            1.1. DEFINITIONS.................................................1
            1.2. ACCOUNTING TERMS; FINANCIAL STATEMENTS......................4
            1.3. KNOWLEDGE STANDARD..........................................4
            1.4. OTHER DEFINED TERMS.........................................4

ARTICLE 2. AUTHORIZATION OF PREFERRED SHARES; PURCHASE AND SALE OF PREFERRED
            SHARES...........................................................5

            2.1. PREFERRED SHARES............................................5
            2.2. PURCHASE AND SALE OF PREFERRED SHARES.......................5
            2.3. CLOSING.....................................................6
            2.4. FEES AND EXPENSES...........................................6

ARTICLE 3. CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO PURCHASE THE
            PREFERRED SHARES.................................................6

            3.1. REPRESENTATIONS AND WARRANTIES..............................6
            3.2. COMPLIANCE WITH TERMS AND CONDITIONS OF THIS
                  AGREEMENT..................................................6
            3.3. DELIVERY OF CERTIFICATES EVIDENCING THE SHARES..............6
            3.4. CLOSING CERTIFICATES........................................7
            3.5. SECRETARY'S CERTIFICATES....................................7
            3.6. DOCUMENTS...................................................7
            3.7. PURCHASE PERMITTED BY APPLICABLE LAWS.......................7
            3.8. CONSENTS AND APPROVALS......................................7
            3.9. AMENDMENT TO SHAREHOLDERS'AGREEMENT.........................7
            3.10. NO MATERIAL JUDGMENT OR ORDER..............................8
            3.11. LEGAL OPINION..............................................8
            3.12. ISSUANCE OF SHARES.........................................8

ARTICLE 4. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE..............8

            4.1. REPRESENTATIONS AND WARRANTIES..............................8
            4.2. COMPLIANCE WITH THIS AGREEMENT..............................8
            4.3. CLOSING CERTIFICATE.........................................8
            4.4. ISSUANCE PERMITTED BY APPLICABLE LAWS.......................9
            4.5. PAYMENT OF PURCHASE PRICE...................................9
            4.6. CONSENTS AND APPROVALS......................................9
            4.7. AMENDMENT TO SHAREHOLDERS'AGREEMENT.........................9




            4.8. NO MATERIAL JUDGMENT OR ORDER...............................9

ARTICLE 5. REPRESENTATIONS AND WARRANTIESOF THE COMPANY......................9

            5.1. CORPORATE EXISTENCE AND AUTHORITY..........................10
            5.2. CORPORATE AUTHORIZATION; NO CONTRAVENTION..................10
            5.3. GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS...........10
            5.4. BINDING EFFECT.............................................10
            5.5. CAPITALIZATION.............................................10
            5.6. PRIVATE OFFERING...........................................11
            5.7. LITIGATION.................................................12
            5.8. FINANCIAL STATEMENTS.......................................12
            5.9. TITLE AND CONDITION OF ASSETS..............................12
            5.10. CONTRACTUAL OBLIGATIONS...................................12
            5.11. TAX MATTERS...............................................12
            5.12. SEVERANCE ARRANGEMENTS....................................12
            5.13. INVESTMENT COMPANY/GOVERNMENT REGULATIONS.................13
            5.14. BROKER'S, FINDER'S OR SIMILAR FEES........................13
            5.15. LABOR RELATIONS AND EMPLOYEE MATTERS......................13
            5.16. EMPLOYEE BENEFITS MATTERS.................................13
            5.17. OUTSTANDING BORROWINGS....................................13
            5.18. INSURANCE SCHEDULE........................................13
            5.19. SOLVENCY..................................................14
            5.20. NO OTHER AGREEMENTS TO SELL THE ASSETS OR
                  CAPITAL STOCK OF THE COMPANY..............................14
            5.21. KEY EMPLOYEES.............................................14
            5.22. COMPLIANCE WITH LAW.......................................14
            5.23. DISCLOSURE................................................14

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................15

            6.1. LIMITED LIABILITY EXISTENCE AND AUTHORITY..................15
            6.2. ORGANIZATION; AUTHORIZATION; NO CONTRAVENTION..............15
            6.3. BINDING EFFECT.............................................15
            6.4. PURCHASE FOR OWN ACCOUNT...................................15
            6.5. FINANCIAL CONDITION........................................16
            6.6. RECEIPT OF INFORMATION.....................................16
            6.7. BROKER'S, FINDER'S OR SIMILAR FEES.........................16
            6.8. GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT............17
            6.9. LITIGATION.................................................17

ARTICLE 7. COVENANTS WITH RESPECT  TO THE PERIOD FOLLOWING THE CLOSING......17

            7.1. RESERVATION OF SHARES......................................17



            7.2. RIGHT OF FIRST OFFER.......................................17
            7.3. RIGHT OF FIRST REFUSAL.....................................18
            7.4. REGULATORY COMPLIANCE......................................18

ARTICLE 8. INDEMNIFICATION..................................................21

            8.1. INDEMNIFICATION............................................21
            8.2. NOTIFICATION...............................................22

ARTICLE 9. MISCELLANEOUS....................................................22

            9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................22
            9.2. NOTICES....................................................23
            9.3. SUCCESSORS AND ASSIGNS.....................................24
            9.4. AMENDMENT AND WAIVER.......................................24
            9.5. COUNTERPARTS...............................................24
            9.6. HEADINGS...................................................24
            9.7. GOVERNING LAW..............................................24
            9.8. JURISDICTION...............................................25
            9.9. SEVERABILITY...............................................25
            9.10. RULES OF CONSTRUCTION.....................................25
            9.11. ENTIRE AGREEMENT..........................................25
            9.12. PUBLICITY.................................................25
            9.13. FURTHER ASSURANCES........................................26
            9.14. WAIVER OF JURY TRIAL......................................26



                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this _____ day of June, 1998, by and between USinternetworking, Inc., a Delaware corporation (the "Company") and US WEST Communications, Inc., a Colorado corporation (the "Purchaser").

                                  RECITALS:


     A. Upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, a total of 5,833.33 shares of the Company's Series A Preferred Stock (as defined below).

     B. The Purchaser and the Company desire to set forth the objectives and agreements that will govern their relations and responsibilities with respect to each other by entering into concurrently with the sale and purchase of securities hereunder an amendment to the Shareholders' Agreement (as defined below) in the form attached hereto as Exhibit A (the "Amendment").

                                  AGREEMENT:


     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE 1.
                                 DEFINITIONS

     1.1. DEFINITIONS.

     As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "AFFILIATE" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise.

     "BUDGET" means a fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections.

     "BUSINESS DAY" shall mean a day other than a Saturday or Sunday or any federal holiday.

     "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act (as defined below).

     "COMMON STOCK" means the common stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "CONDITION OF THE COMPANY" means the assets, business, properties, operations, financial condition or prospects of the Company.

     "EMPLOYEE PLANS" means all benefits arrangements, pensions plans or welfare plans adopted by the Company for its employees.

     "EMPLOYEE STOCK OPTION PLAN" means an employee stock option plan adopted by the Compensation Committee of the Board of Directors of the Company providing for the issuance to certain employees of the Company of options to purchase a certain number of shares of Common Stock at a certain exercise price per share the total number of shares of Common Stock which may be issued under such plan shall not exceed 6.5% of the total number of outstanding shares of common stock calculated on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "GAAP" means United States generally accepted accounting principles, in effect from time to time, consistently applied.

     "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "HOLDERS" means the Persons (other than the Purchaser) listed as "Shareholders" on the signature page to the Shareholders Agreement.

     "INDEBTEDNESS" means, as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (f) above, guaranteed, directly or indirectly, by that Person.

     "KEY EMPLOYEES" means the individuals listed on Schedule B.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

     "OUTSTANDING BORROWINGS" means all Indebtedness of the Company for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured).

     "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "REGULATORY AFFILIATE" has the meaning set forth in Section 7.4.

     "REQUIREMENTS OF LAW" means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or applicable to any or all of the transactions contemplated by or referred to in the Transaction Agreements.

     "SALE OF THE COMPANY" means (i) the sale or all or substantially all of the Company's assets in a single transaction or series of related transactions, or
(ii) the sale of all or a controlling interest in the Company's capital stock in a single transaction or a series of related transactions pursuant to a sale or issuance of securities or a merger, consolidation, or other business combination.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "SERIES A PREFERRED STOCK" means the 8% Series A Convertible Preferred Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated May 28, 1998 among the Company, the purchasers of the Company's Series A Preferred Stock and other stockholders of the Company.

     "TRANSACTION AGREEMENTS" means collectively, this Agreement, the Amendment and the Shareholders Agreement.

     "TRANSACTION EXPENSES" means any and all reasonable out-of-pocket (i) legal expenses incurred by the Purchaser in connection with the negotiation and preparation of the Transaction Agreements, the consummation of the transactions contemplated thereby and preparation for any of the foregoing, including, without limitation, travel expenses, reasonable fees, charges and disbursements of counsel and any similar or related legal costs and legal expenses, and (ii) other expenses incurred by the Purchaser in connection with the negotiation and preparation of the Transaction Agreements.

     1.2. ACCOUNTING TERMS; FINANCIAL STATEMENTS.

     All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

     1.3. KNOWLEDGE STANDARD.

     When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person, (ii) with respect to any corporation, the actual knowledge of the officers and directors of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, and (iii) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry.

     1.4. Other Defined Terms.

     The following terms shall have the meanings specified in the Sections set forth below:


                TERM                                  SECTION
                ----                                  -------

                Actions                                 5.7
                Certificate of Incorporation            2.1
                Certificate                             2.1
                Certificate of Designation              2.1
                Closing Date                            2.2
                Closing                                 2.3
                Debt Documents                          7.4
                Indemnified Party                       8.2
                Indemnifying Party                      8.2
                Liabilities                             8.1
                Preferred Shares                        2.1
                Purchase Price                          2.2
                Purchasing Indemnified Party            9.1
                Purchasing Indemnifying Party           9.1
                Selling Indemnified Party               9.1
                Selling Indemnifying Party              9.1


                                  ARTICLE 2.
                      AUTHORIZATION OF PREFERRED SHARES;
                    PURCHASE AND SALE OF PREFERRED SHARES

     2.1. PREFERRED SHARES.

     On or before the Closing Date, the Board of Directors of the Company shall have authorized the issuance and sale of 5,833.33 shares of Series A Preferred Stock (the "Preferred Shares") to the Purchaser and has duly adopted resolutions establishing the rights, preferences, privileges and restrictions of the Series A Preferred Stock. The Preferred Shares will have the respective rights, preferences and privileges set forth in the Company's Amended and Restated Certificate of Incorporation, as it will be in effect on the Closing Date (the "Certificate of Incorporation") and the Certificate of Designations, Preferences, and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof attached as EXHIBIT C hereto (the "Certificate of Designation" and together with the Certificate of Incorporation, the "Certificate").

     2.2. PURCHASE AND SALE OF PREFERRED SHARES.

     Upon the terms and subject to the conditions herein contained, on the day two Business Days after all of the conditions to Closing set forth in Articles 3 and 4 have been satisfied or such other date as the parties may agree (the "Closing Date"), the Company shall issue to the Purchaser, and the Purchaser shall acquire from the Company, a total of 5,833.33 Preferred Shares for a cash purchase price of $600 per Preferred Share (the "Purchase Price").

     2.3. CLOSING.

     The closing of the sale to and purchase by the Purchaser of the Preferred Shares (the "Closing") shall occur at 11 o'clock A.M., local time on the Closing Date at the offices of the Company, 175 Admiral Cochrane Drive, Annapolis, Maryland. At the Closing, (i) the Company shall deliver to the Purchaser a certificate evidencing the Preferred Shares being purchased by the Purchaser, free and clear of any Liens of any nature whatsoever, other than those created by the Certificate or the Shareholders Agreement, registered in the Purchaser's name, and (ii) the Purchaser shall deliver to the Company the Purchase Price, by cashier's or certified check or wire transfer of immediately available funds.

     2.4. FEES AND EXPENSES.

            Concurrently with the Closing, the Company shall reimburse the Purchaser for the Transaction Expenses, which payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchaser or, at the option of the Purchaser, may be deducted from the Purchase Price.

                                  ARTICLE 3.
                     CONDITIONS TO THE OBLIGATION OF THE
                  PURCHASER TO PURCHASE THE PREFERRED SHARES

     The obligation of the Purchaser to purchase the Preferred Shares, to pay the Purchase Price therefor and to perform any of its obligations hereunder on the Closing Date (unless otherwise specified) shall be subject to the satisfaction of the following conditions on or before the Closing Date:

     3.1. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

     3.2. COMPLIANCE WITH TERMS AND CONDITIONS OF THIS AGREEMENT.

     The Company shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

     3.3. DELIVERY OF CERTIFICATES EVIDENCING THE SHARES.

     The Company shall have delivered to the Purchaser the certificates evidencing the Preferred Shares as set forth in Section 2.3.

     3.4. CLOSING CERTIFICATES.

     The Company shall have delivered to the Purchaser a certificate executed by an authorized officer of the Company, certifying that the representations and warranties of the Company are true and correct in all material respects on and as of the Closing Date, and that the conditions set forth in this Section 3 to be satisfied by the Company have been satisfied on and as of the Closing Date.

     3.5. SECRETARY'S CERTIFICATES.

     The Purchaser shall have received a certificate from the Company, dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, Certificate of Designation, By-laws of the Company, and resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions referred to therein, are all true, complete and correct and remain unamended and in full force and effect.

     3.6. DOCUMENTS.

     The Purchaser shall have received true, complete and correct copies of such documents and such other information as it may have reasonably requested in connection with or relating to the sale of the Preferred Shares and the transactions required to be performed by the Transaction Agreements.

     3.7. PURCHASE PERMITTED BY APPLICABLE LAWS.

     The acquisition of and payment for the Preferred Shares to be acquired by the Purchaser hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any contractual obligation of the Company.

     3.8. CONSENTS AND APPROVALS.

     All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Company necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Preferred Shares and the issuance of the Common Stock upon conversion of the Preferred Shares) by the Company shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

     3.9. AMENDMENT TO SHAREHOLDERS' AGREEMENT.

     The Company and the other parties thereto shall have duly executed and delivered to the Purchaser the Amendment.

     3.10. NO MATERIAL JUDGMENT OR ORDER.

     There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority [or any condition imposed under any Requirement of Law] which, in the reasonable judgment of the Purchaser, would (i) prohibit the purchase of the Preferred Shares hereunder,
(ii) subject the Purchaser to any penalty if the Preferred Shares were to be purchased hereunder, or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

     3.11. LEGAL OPINION.

     The Purchaser shall have received an opinion of counsel for the Company in the form attached as Exhibit B hereto.

     3.12. ISSUANCE OF SHARES.

     The Company shall have issued (i) an additional 833.33 Preferred Shares in the aggregate to Blue Chip Capital Fund II Limited Partnership and Miami Valley Venture Fund L.P., and (ii) an additional 4,166.67 Preferred Shares in the aggregate to Grotech Partners IV L.P. and Grotech Partners V L.P.

                                  ARTICLE 4.
                       CONDITIONS TO THE OBLIGATION OF
                             THE COMPANY TO CLOSE

     The obligation of the Company to issue and sell the Preferred Shares and the other obligations of the Company hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date:

     4.1. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Purchaser contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

     4.2. COMPLIANCE WITH THIS AGREEMENT.

     The Purchaser shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

     4.3. CLOSING CERTIFICATE.

     The Purchaser shall have delivered to the Company a certificate executed by the Purchaser certifying that the representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date and that the conditions contained in this Section 4 to be satisfied by the Purchaser have been satisfied on and as of the Closing Date.

     4.4. ISSUANCE PERMITTED BY APPLICABLE LAWS.

     The issuance of the Preferred Shares to be issued by the Company hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any Contractual Obligations of the Purchaser.

     4.5. PAYMENT OF PURCHASE PRICE.

     The Purchaser shall have tendered to the Company the Purchase Price as set forth in Section 2.

     4.6. CONSENTS AND APPROVALS.

     All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Purchaser necessary or required in connection with the execution, delivery or performance by the Purchaser shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or imposition of any conditions or restrictions.

     4.7. AMENDMENT TO SHAREHOLDERS' AGREEMENT.

     The Purchaser shall have duly executed and delivered to the Company the Amendment.

     4.8. NO MATERIAL JUDGMENT OR ORDER.

     There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Company would (i) prohibit the sale of the Preferred Shares or the consummation of the other transactions hereunder, (ii) subject the Company to any penalty if the Preferred Shares were to be sold hereunder or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

                                  ARTICLE 5.
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

     The Company represents and warrants to, and covenants with, the Purchaser as of the date hereof and as of the Closing Date as follows:

     5.1. CORPORATE EXISTENCE AND AUTHORITY.

     The Company was incorporated on January 14, 1998 and (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, and (c) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.

     5.2. CORPORATE AUTHORIZATION; NO CONTRAVENTION.

     The execution, delivery and performance by the Company of each of the Transaction Agreements and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Preferred Shares,
(a) on or before the Closing Date, shall have been duly authorized by all necessary corporate action, including, if required, stockholder action, (b) do not conflict with or contravene the terms of the Certificate or the By-laws of the Company, or any amendment thereof; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Company or (ii) any Requirements of Law applicable to the Company.

     5.3. GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS.

     No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Requirements of Law in effect on the date hereof, and no lapse of a waiting period under any applicable Requirements of Law in effect on the date hereof, is necessary or required in connection with the execution and delivery of the Transaction Agreements by the Company or the performance by the Company or enforcement against the Company of any material obligation by the Company under the Transaction Agreements or the transactions to be performed hereunder.

     5.4. BINDING EFFECT.

     This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

     5.5. CAPITALIZATION.

     (a) On the Closing Date, assuming the consummation of the transactions contemplated hereby, the capital stock of the Company shall consist of One Hundred Fifty Million (150,000,000) shares of Common Stock and One Hundred Thousand (100,000) shares of preferred stock, with such shares including the Preferred Shares. Of the 150,100,000 authorized shares of capital stock of the Company, immediately after the Closing, there will be

(i) 15 million shares of Common Stock issued and outstanding; (ii) Five Million (5,000,000) shares of Common Stock reserved for issuance pursuant to the Employee Stock Option Plan; (iii) 52,000 shares of Series A Preferred Stock issued and outstanding; and (iv) 108,600,000 fully diluted shares of Common Stock outstanding, assuming conversion of all of the outstanding shares of Series A Preferred Stock into 93,600,000 shares of common stock, but not including any shares authorized pursuant to the Employee Stock Option Plan. As of the Closing Date, all outstanding shares of capital stock of the Company, including the Preferred Shares, and the shares of Common Stock issuable upon conversion of the Preferred Shares (when issued in accordance with the conversion terms thereof), will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions other than those created by the Certificate, the Bylaws, and the Shareholders' Agreement.

     (b) SCHEDULE 5.5 sets forth the name of each holder of the issued and outstanding capital stock of the Company, the number of shares of such capital stock held beneficially or of record by each such holder, the name of each Person holding any options or other rights to purchase any capital stock of the Company (except as may be permitted under the Shareholders Agreement), the number, class and series of shares of capital stock subject to each such option or right and the exercise price of each such option or right. Except for the options under the Employee Stock Option Plan and the Preferred Shares, and except as identified in Section 7.4, there are no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any Holder is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. The Company has no subsidiaries.

     (c) Except as set forth on SCHEDULE 5.5 and as may be provided in the Shareholders Agreement, no Person has any preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar rights with respect to the issuance of the Preferred Shares contemplated hereby or the issuance of any additional shares of stock by the Company. SCHEDULE 5.5 identifies all Persons holding any such rights and describes the material terms of all such rights.

     5.6. PRIVATE OFFERING.

     No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Preferred Shares. No registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares pursuant to this Agreement. The Company agrees that neither it, nor anyone authorized to act on its behalf, will offer or sell the Preferred Shares or any other security so as to require the registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares are so registered.

     5.7. LITIGATION.

     The Company has not received any notice of any governmental charge, complaint or action or court order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, legal proceeding, (collectively, "Actions") which if adversely determined would have a material adverse effect on
(i) the Company or the Condition of the Company (ii) the transactions required to be performed by the Company under this Agreement or the Transaction Agreements and, to the Company's knowledge, there is no valid basis therefor, and no Action is threatened against the Company.

     5.8. FINANCIAL STATEMENTS.

     The Company was incorporated on January 14, 1998, and has not yet commenced business operations. As of the date hereof, it has no assets, except as described below, and has not prepared financial statements. SCHEDULE 5.8(A) sets forth all expenditures by or on behalf of the Company since its formation in excess of $25,000, in any one case, or $200,000, in the aggregate. The Company's projections attached hereto as SCHEDULE 5.8(B) were prepared by the Company's management in good faith, are based on reasonable assumptions, represent management's best estimates of the Company's predicted operations and performance under its business plan and reflect actual subjective expectations of the Company's management. The Company has no reason to believe that the results reflected in such projections are not attainable.

     5.9. TITLE AND CONDITION OF ASSETS.

     The Company currently has no assets (other than cash) except as listed on
SCHEDULE 5.9. The Company has a valid and enforceable leasehold interest in its leases listed on SCHEDULE 5.9 pursuant to the terms of the lease agreements and is not in default thereunder.

     5.10. CONTRACTUAL OBLIGATIONS.

     The Company has not entered into any contracts or agreements or incurred any material liabilities, other than (i) pursuant to the Transaction Agreements,
(ii) contracts and agreements that do not obligate the Company to make expenditures in excess of $25,000 over the life of the contract, and (iii) the contracts and agreements listed on SCHEDULE 5.10.

     5.11. TAX MATTERS.

     The Company has duly filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports and paid all taxes due with respect thereto.

     5.12. SEVERANCE ARRANGEMENTS.

     Except as set forth on SCHEDULE 5.12, the Company has not entered into any severance or similar arrangement in respect of any present or former employee of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to such present or former employee of the Company following termination of employment.

     5.13. INVESTMENT COMPANY/GOVERNMENT REGULATIONS.

     Immediately following the Closing, after giving effect to the transactions contemplated by the Transaction Agreements, neither the Company nor any Person controlling, controlled by or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14. BROKER'S, FINDER'S OR SIMILAR FEES.

     There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any officer, director, shareholder, or Affiliate of the Company or any action taken by any such person.

     5.15. LABOR RELATIONS AND EMPLOYEE MATTERS.

     (a) The Company is not and has not engaged in any unfair labor practice.

     (b) Except as set forth on SCHEDULE 5.10, the Company is not a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete.

     (c) No complaint under any statute or regulation relating to employment has been filed against the Company.

     5.16. EMPLOYEE BENEFITS MATTERS.

     Except as set forth on SCHEDULE 5.16, the Company has not adopted or implemented any Employee Plan.

     5.17. OUTSTANDING BORROWINGS.

     SCHEDULE 5.17 lists the amount of all Outstanding Borrowings as of the date hereof and the name of each lender thereof.

     5.18. INSURANCE SCHEDULE.

     SCHEDULE 5.18 accurately summarizes all of the Company's insurance policies or programs in effect as of the date hereof and indicates the insurer's name and policy number and also indicates any self-insurance program that is in effect.

     5.19. SOLVENCY.

     The Company has not (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets or (v) admitted in writing its inability to pay its debts as they come due.

     5.20. NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE
           COMPANY.

     Other than as otherwise set forth in this Agreement, the Company has no legal obligation, absolute or contingent, other than the obligations of the Company under the Transaction Agreements, to any person or firm to (i) sell any capital stock of the Company or, outside of the ordinary course of business, assets, or effect any merger, consolidation or other reorganization of the Company or (ii) enter into any agreement with respect any of the foregoing.

     5.21. KEY EMPLOYEES.

     The performance by the Key Employees of their duties for the Company as contemplated by the Company's business plan will not violate any provision of any agreement to which any of such persons or the Company is a party, including any agreement with any former employer of any such person, or give rise to any obligation or liability of the Company to any third party or limit in any way the Company's ability to conduct its business. None of the Key Employees is engaged, directly or indirectly, or has any interest (other than as a shareholder of a public company) in any entity which is engaged in competition with the Company in its planned activities.

     5.22. COMPLIANCE WITH LAW.

     In its conduct of its business and affairs since its formation, the Company has complied in all material respects with all applicable Requirements of Law.

     5.23. DISCLOSURE.

     The Company has, to the best of its knowledge, fully responded to all requests for information, and the Company has accurately answered all questions from the Purchaser concerning the Condition of the Company, and has not knowingly withheld any facts relating thereto which it reasonably believes to be material with respect to its Condition. No information in this Agreement or in any Exhibit or Schedule attached to this Agreement, contains or will contain any untrue statement of a material fact or when considered together with all such information delivered to the Purchaser omits to state any material fact. The disclosures made in writing by the Company in connection with this Agreement when read in the light of the circumstances when made and taken as a whole, did not when made contain any untrue statement of a material fact.

                                  ARTICLE 6.
                             REPRESENTATIONS AND
                         WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

     6.1. LIMITED LIABILITY EXISTENCE AND AUTHORITY.

     The Purchaser (a) is a Colorado corporation duly organized, validly existing and in good standing under the laws of Colorado (b) has all requisite power and authority to own its assets and operate its business, and (c) has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is or will be a party.

     6.2. ORGANIZATION; AUTHORIZATION; NO CONTRAVENTION.

     The execution, delivery and performance by the Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of the Preferred Shares: (a) is within the Purchaser's limited liability company authority, and has been duly authorized by all necessary action on the part of the Purchaser; (b) does not conflict with or contravene the terms of the Purchaser's Articles of Organization or Operating Agreement or by-laws, as applicable; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Purchaser, or
(ii) the Requirements of Law or any order or decree applicable to the Purchaser (provided, however, that to the extent this representation and warranty relates to the Telecommunications Act of 1996 or the Communications Act of 1934, such representation and warranty is made to the Purchaser's best knowledge).

     6.3. BINDING EFFECT.

     This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.4. PURCHASE FOR OWN ACCOUNT.

     The Preferred Shares, and the shares of Common Stock to be issued upon conversion of the Preferred Shares, are being or will be acquired by the Purchaser for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares or the shares of Common Stock to be issued upon conversion of the Preferred Shares to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SHAREHOLDERS' AGREEMENT (AS AMENDED) DATED AS OF MAY 28, 1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

     6.5. FINANCIAL CONDITION.

     The Purchaser's financial condition is such that it is able to bear the risk of holding the Preferred Shares for an indefinite period of time and can bear the loss of its entire investment in the Preferred Shares. The Purchaser has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares.

     6.6. RECEIPT OF INFORMATION.

     The Purchaser has been furnished access to the business records of the Company and such additional information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and condition of this Agreement, the purchase of the Preferred Shares, the prospective operations, market potential, capitalization, financial conditions, and prospects of the business to be conducted by the Company, and all other matters deemed relevant by the Purchaser.

     6.7. BROKER'S, FINDER'S OR SIMILAR FEES.

            There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

     6.8. GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.

     No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser (including, without limitation, the acquisition of the Preferred Shares) or enforcement against the Purchaser of this Agreement or the Transaction Agreements to which it is a party or the transactions contemplated thereby.

     6.9. LITIGATION.

     No Actions are pending, or to the best knowledge of the Purchaser, threatened relating to or affecting the transactions required to be performed by the Purchaser under the Transaction Agreements.

                                  ARTICLE 7.
                            COVENANTS WITH RESPECT
                     TO THE PERIOD FOLLOWING THE CLOSING

     Until the Purchaser ceases to hold any Preferred Shares or shares of Common Stock issued upon conversion thereof and until the payment by the Company of all other amounts due to the Purchaser under the Transaction Agreements or the Certificate of Designation, the Company and the Purchaser hereby covenant and agree as follows:

     7.1. RESERVATION OF SHARES.

     The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares as provided in the Certificate, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate, be duly authorized, validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Certificate and shall otherwise comply with the terms thereof.

     7.2. RIGHT OF FIRST OFFER.

     In the event that the Company proposes to effect a Sale of the Company prior to consummation of its initial public offering of Common Stock, for a period of 90 days prior to engaging in any discussions with any third party concerning such transaction, the Company shall provide the Purchaser with a summary of the economic terms on which the Company desires to effect such transaction and shall negotiate in good faith with the Purchaser regarding the terms of such transaction. In the event that the parties are unable to agree upon the terms of such transaction within such 90-day period, the Company shall be permitted within 180 days thereafter to enter into a definitive agreement with a third party regarding a Sale of the Company on economic terms that, in the aggregate, are no less favorable to the Company and its stockholders than the terms of the last good faith offer made by the Purchaser in writing with respect to such transaction. In the event that the Company is unable to enter into such a definitive agreement within such 180-day period or to close such transaction within 60 days thereafter, the Company shall again be required to comply with the provisions of this Section 7.2 prior to effecting a Sale of the Company.

     7.3. RIGHT OF FIRST REFUSAL.

     In the event that the Company shall receive an offer from a third party regarding a Sale of the Company prior to consummation of the Company's initial public offering of Common Stock and the Company wishes to accept such offer, the Company shall cause such offer to be reduced to writing by such third party and shall promptly provide the Purchaser with a copy of such offer. The Purchaser shall have a period of 30 days following receipt of such offer to commit to effect such Sale of the Company on the material terms and conditions set forth in such third party offer. Thereafter, the parties agree to negotiate in good faith a definitive agreement for such transaction. In the event that the Purchaser does not exercise its right of first refusal, the Company shall be permitted within 180 days thereafter to enter into a definitive agreement regarding a Sale of the Company on economic terms that, in the aggregate, are no less favorable to the Company and its stockholders than the terms set forth in the third-party offer. In the event that the Company is unable to enter into such a definitive agreement within such 180-day period or to close such transaction within 60 days thereafter, the Company shall again be required to comply with the provisions of this Section 7.3 prior to effecting a Sale of the Company.

     7.4. REGULATORY COMPLIANCE.

     (a) CERTAIN REDEMPTIONS AND ACQUISITIONS. The Company shall give the Purchaser not less than 15 days' prior written notice of any redemption or repurchase of its equity securities (including options, warrants and convertible securities) and shall not redeem or repurchase any of its equity securities to the extent that such redemption or repurchase would cause the Purchaser to hold more than 10.0% of the Company's Common Stock (after giving effect to the conversion of all outstanding shares of Series A Preferred Stock and all other convertible securities of the Company) or otherwise cause the Company to become a Regulatory Affiliate (as defined below). The Purchaser shall give the Company 15 days' prior written notice of any acquisition by it of the Company's equity securities (including options, warrants and convertible securities) and shall not acquire any of the Company's equity securities (whether from the Company or from a third party) to the extent that such acquisition would cause the Purchaser to hold more than 10.0% of the Company's Common stock (after giving effect to the conversion of all outstanding shares of Series A Preferred Stock and all other convertible securities of the Company) or otherwise cause the Company to become a Regulatory Affiliate. Any transaction in violation of this subsection shall be void. To the extent such transaction has taken place before either the Company or the Purchaser was aware that it violated this subsection, the parties agree to use their best commercially reasonable efforts to cause the transaction to be rescinded. In any event, the provisions of subsection (b) below will apply to the extent that the Company has become a Regulatory Affiliate.

     (b) PUT AND CALL RIGHTS. In the event that the Company at any time after the Closing Date becomes an "Affiliate" of the Purchaser, as that term is defined in Section 3(1) of the Communications Act of 1934, as amended, 47 U.S.C.
Section 153(1)(for the purposes of this Agreement, a "Regulatory Affiliate"), by virtue of the Purchaser's ownership of an equity interest in the Company, then the Purchaser shall have the right to cause the Company to purchase its "Excess Shares" (as defined below) (the "Purchaser Put") and the Company shall have the right to cause the Purchaser to sell to the Company its Excess Shares (the "Company Call" and, collectively with the Purchaser Put, the "Regulatory Rights") on the following terms and conditions:

          (i) The party seeking to exercise the Regulatory Rights shall give notice to the other party promptly after the Company has become a Regulatory Affiliate and in no event later than 30 days after such party first becomes aware of the fact that the Company has become a Regulatory Affiliate. In the event that the other party disagrees that the Company has become a Regulatory Affiliate, that party shall provide notice of such disagreement within three Business Days of the notice from the party, and both parties' regulatory counsel shall thereupon consult with each other to come to an agreement on whether or not the Company has become a Regulatory Affiliate seeking to exercise the Regulatory Rights. In the event that the regulatory counsel do not reach an agreement within ten (10) days, the matter will be submitted to expedited arbitration by a counsel mutually agreeable to the other two counsel. The closing of the sale of the Excess Shares shall take place within five Business Days of the original notice (assuming no regulatory consents are required) if the party not seeking to exercise the Regulatory Rights has not timely objected to the notice; if the party not seeking to exercise the Regulatory Rights had timely objected to the notice, then the closing shall take place within five Business Days of the arbitral resolution of the dispute. In the event that the Company exercises the Company Call and the purchase price for the Excess Shares is not paid entirely in cash, the Purchaser shall have the right, for a period of 60 days from the date of consummation of the purchase of the Excess Shares, to cause the Company to sell the Excess Shares to Purchaser's designee for a purchase price equal to the purchase price in fact paid by the Company for such shares (that is, including the Company's promissory note as set forth in subparagraph (iii) below as well as cash to the extent cash was included in payment of the purchase price).

          (ii) The Excess Shares shall be the minimum amount of shares of the Company's equity securities that are required to be disposed of in order that the Company not be deemed a Regulatory Affiliate.

          (iii) The purchase price per share for the Excess Shares shall be the Quoted Price (as defined in the Certificate of Designation, determined without reference to the Conversion Price, as defined therein). The purchase price shall be paid (A) in cash to the extent of the lesser of (X) the amount of cash and marketable securities on hand on the date for closing as calculated pursuant to subparagraph (i) above, treating for this purpose as cash on hand the amount, if any, that can then be borrowed under the Company's revolving credit facilities consistent with the terms of any indentures governing the Company's debt and the terms of any of the Company's senior and subordinated credit facilities (collectively, the "Debt Documents"), and (Y) the amount that can permissibly be paid to Purchaser for the Excess Shares under the terms of the Debt Documents; and (B) the balance of the purchase price, if the purchase price has not been paid fully in cash, shall be paid in the form of the Company's promissory note in favor of Purchaser (the "Note"), which Note shall (w) bear interest at a rate of 12% per annum, (x) be for a term equal to the term of the longest of the Company's outstanding indebtedness plus one day, subject to mandatory prepayment in the event of a Sale of the Company or the refinancing of all or substantially all of the Company's indebtedness, (y) be freely transferable (subject to applicable securities laws) and convertible at the option of the holder (to the extent that the Company would not become a Regulatory Affiliate as a result thereof) into a number of Preferred Shares determined by dividing the unpaid principal amount of such Note by the price per Preferred Share utilized in connection with the exercise of the Purchaser Put or the Company Call resulting in the issuance of such Note (and the accrued but unpaid interest shall be payable in cash), and (z) be subordinated (including as to the payment of interest) to the minimum extent required by the Company's senior and subordinated lenders and the terms of the Company's indentures.

          (c) CERTAIN TRANSFERS. In the event that the Purchaser is required by applicable law to dispose of some or all of the Company's equity securities that it then holds in order to prevent the Company from becoming a Regulatory Affiliate, the parties shall take all commercially reasonable actions to restructure the Purchaser's investment in the Company in a manner that will cause the Company not to be deemed a Regulatory Affiliate. In the event that such a restructuring cannot be effectuated, the Company shall waive the restrictions set forth in Section 2(b) of the Shareholders' Agreement to the extent that the proposed transferee is not a direct competitor of the Company. In any event, the provisions of subsection (b) above will apply to the extent that the Company has become a Regulatory Affiliate.

          (d) COOPERATION. In the event of any challenge by any regulatory authority or any third party to the transactions contemplated by this Agreement, the parties agree to vigorously defend against such challenge, to cooperate in such defense and to provide the other party such information as it may reasonably request to assist in such defense

     7.5. ADDITIONAL PUT RIGHT.

     In the event that the Company and the Purchaser shall fail to enter into a definitive marketing agreement on or prior to September 1, 1998, the Purchaser shall have the right, by notice given no later than October 1, 1998, to require the Company to repurchase all, but not fewer than all, of the Preferred Shares acquired by Purchaser hereunder, and the Company shall have the right to purchase from the Purchaser all, but no fewer than all, of the Preferred Shares acquired by Purchaser hereunder, at a purchase price per share equal to the Quoted Price (determined without reference to the Conversion Price), payable on the same terms and conditions as set forth in Section 7.4(b)(iii) above.

                                   ARTICLE 8.
                                 INDEMNIFICATION

     8.1. INDEMNIFICATION.

          (a) In addition to all other sums due hereunder or provided for in this Agreement, the Company (the "Selling Indemnifying Party") shall defend, indemnify and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and assigns (each a "Purchasing Indemnified Party") to the fullest extent permitted by law from and against any and all losses, costs, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel, as limited by Section 8.2 below) and other liabilities (collectively, "Liabilities") incurred or suffered by any Purchasing Indemnified Party resulting from or arising out of (i) any breach by any Selling Indemnifying Party of any representation or warranty, covenant or agreement of the Selling Indemnifying Party in this Agreement; provided, however, that no Selling Indemnifying Party shall be liable under this Section 8.1 to any Purchasing Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Purchasing Indemnified Party of any representation, warranty, covenant or other agreement of such Purchasing Indemnified Party contained in this Agreement or (ii) any material liability of the Company on the Closing Date not disclosed in this Agreement.

          (b) In addition to all other sums due hereunder or provided for in this Agreement, the Purchaser (the "Purchasing Indemnifying Party"), severally and not jointly, shall defend, indemnify and hold harmless the Company and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and assigns (each a "Selling Indemnified Party") to the fullest extent permitted by law from and against any and all Liabilities incurred or suffered by such Selling Indemnified Parties resulting from or arising out of any breach of any representation, warranty, covenant or agreement of any Purchasing Indemnifying Party in this Agreement; provided, however, that the Purchasing Indemnifying Party shall not be labile under this Section 8.1 to a Selling Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Selling Indemnified Party of any representation, warranty, covenant or other agreement of such Selling Indemnified Party contained in this Agreement.

          (c) If and to the extent that any indemnification provided for in this Agreement is unenforceable for any reason, the Indemnifying Parties (as defined below) obligated to indemnify any Indemnified Party (as defined below) shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth herein, the Indemnifying Parties further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel, as limited by Section 8.2 below) as they are incurred by such Indemnified Party.

     8.2. NOTIFICATION.

     If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any party entitled to indemnification pursuant to this Section 8 (an "Indemnified Party") in respect of which indemnity may be sought from any party required to indemnify such Indemnified Party (an "Indemnifying Party"), such Indemnified Party shall promptly notify the Indemnifying Party in writing, and such Indemnifying Party shall assume the defense thereof, including the employment of counsel selected by such Indemnifying Party and reasonably satisfactory to such Indemnified Party and the payment of all expenses; PROVIDED, HOWEVER, that any failure to so notify such Indemnifying Party shall not impair obligations hereunder except and only to the extent that such failure results in actual prejudice to such Indemnifying Party. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (a) such Indemnifying Party agreed to pay such fees and expenses or (b) such Indemnifying Party shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to such Indemnifying Party (in which case, such Indemnifying Party shall employ separate counsel at the expense of such Indemnifying Party, it being understood, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Party and any other Indemnified Parties). No Indemnifying Party shall be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be withheld unreasonably), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, such Indemnifying Party agrees to indemnify and hold harmless such Indemnified Party from and against any Liabilities by reason of such settlement or judgment. No Indemnifying Party shall agree to any settlement of any third party claim without the consent of the Indemnified Party, which shall not be withheld if such settlement provides only for the payment of money to be paid by the Indemnifying Party.

                                  ARTICLE 9.
                                MISCELLANEOUS

     9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All of the representations and warranties made herein shall survive the Closing.

     9.2. NOTICES.

     All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery or via facsimile:

                  (a)   if to the Purchaser:

                        US WEST Communications, Inc.
                        1801 California Street
                        Suite 5200
                        Denver, Colorado  80202
                        Attention:  Joseph Zell

                        with copies to:

                        US WEST Communications, Inc.
                        1801 California Street
                        Suite 5100
                        Denver, Colorado  80202
                        Attention: Law Department, Strategic Transactions
                        Group

                        Brownstein Hyatt Farber & Strickland, P.C.
                        410 Seventeenth Street
                        Suite 2200
                        Denver, Colorado  80202
                        Attention:  John R. Garrett, Esq.

                  (b)   if to the Company:

                        USinternetworking, Inc.
                        175 Admiral Cochrane Drive
                        Suite 400
                        Annapolis, Maryland  21401
                        Attention: Christopher R. McCleary

                        with a copy to:

                        Latham & Watkins
                        1001 Pennsylvania Avenue, N.W.
                        Suite 1300
                        Washington, D.C.  20004-2505
                        Attention:  James F. Rogers, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if delivered by facsimile, upon confirmation of such transmission; and five business days after being deposited in the mail, postage prepaid, if mailed.

     9.3. SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may be assigned by the Purchaser to any permitted transferee of all or part of the Preferred Shares or the Common Stock issued upon conversion thereof. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in this Section 9.3, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

     9.4. AMENDMENT AND WAIVER.

          (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (if applicable) and the Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

     9.5. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.6. HEADINGS.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     9.7. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law of such state.

     9.8. ARBITRATION.

     Any claim, controversy or dispute arising under this Agreement between the parties, their employees, officers directors or affiliated agents (a "Dispute") shall be resolved by arbitration conducted in Washington, D.C. by a single arbitrator engaged in the practice of law and specializing in the applicable areas of law under the then-current commercial arbitration rules of the American Arbitration Association. The Federal Arbitration Act (and not state law) shall govern the arbitrability of all Disputes. The arbitrator of any Dispute shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be enforced by any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator. It is expressly agreed that either party may seek injunctive relief in an appropriate court of law or equity pending an award in arbitration.

     9.9. SEVERABILITY.

     If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     9.10. RULES OF CONSTRUCTION.

     Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

     9.11. ENTIRE AGREEMENT.

     This Agreement, together with the exhibits and schedules hereto and the other Transaction Agreements, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

     9.12. PUBLICITY.

     Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon. Notwithstanding the foregoing, the Purchaser shall have the right to approve all future disclosures by the Company to Governmental Authorities, to the public or to existing or prospective lenders or investors that refer to the Purchaser or to the Company's relationship with the Purchaser, provided, HOWEVER, that this right shall not prevent the Company from making any disclosures to any Governmental Authorities or prospective lenders or investors that are required by applicable law, and any objections to or comments on the Company's proposed disclosures must be reasonable and made in good faith.

     9.13. FURTHER ASSURANCES.

     Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     9.14. WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    USINTERNETWORKING, INC.


                                    By: [illegible]
                                        --------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                           -----------------------------


                                    US West COMMUNICATIONS, INC.

                                    By: [illegible]
                                        --------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                           -----------------------------

                       TABLE OF EXHIBITS AND SCHEDULES


EXHIBITS

EXHIBIT A         FORM OF AMENDMENT TO SHAREHOLDERS AGREEMENT

EXHIBIT B         FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER
                  SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                  LIMITATIONS AND DESIGNATIONS THEREOF

EXHIBIT C         FORM OF OPINION

                      AMENDMENT TO SHAREHOLDERS' AGREEMENT

         This AMENDMENT, dated as of June ___, 1998 (the "Amendment") is made and entered into between US West Communications, Inc., a Colorado corporation ("US WEST"), on the one hand, and, on the other hand, the parties to the Shareholders' Agreement dated as of May 28, 1998 (the "Agreement") by and among USinternetworking, Inc., a Delaware corporation (the "Company"), Blue Chip Capital Fund II Limited Partnership, an Ohio limited partnership, Miami Valley Venture Fund L.P., an Ohio limited partnership, Grotech Partners IV L.P., a Delaware limited partnership, Grotech Partners V L.P., a Delaware limited partnership, Southern Venture Fund SBIC, L.P., a Delaware limited partnership, Southern Venture Fund II, L.P., a Delaware Limited Partnership, Venrock Associates, a New York limited partnership, Venrock Associates II, L.P., a New York limited partnership, USi Partners, Ltd., an Ohio limited liability company, Christopher R. McCleary, Stephen E. McManus and Chris M. Poelma (collectively, the "Shareholders"). Capitalized terms used and not defined herein have the meaning assigned to such terms in the Agreement.

    Section 1. ADDITION OF PARTY. By its signature below, US WEST agrees to be bound by the provisions of the Agreement. The Company and the Shareholders hereby agree to the addition of US WEST as a party to the Agreement, and agree that US WEST shall have all the rights and obligations of an "Investor" and a "Stockholder" thereunder to the full extent as though US WEST were an original signatory to the Agreement.

    Section 2. AMENDMENT TO SECTION 4. Section 4 of the Agreement is hereby amended by adding the following at the end of subparagraph (A) of subsection (b) thereof:

         "provided, however, that US WEST shall have the right to designate one member of the Board of Directors or, in the alternative at the option of US WEST, to designate a representative to attend all meetings of the Board of Directors and its committees as a non-voting observer."

    Section 3. AMENDMENT TO SECTION 2. The Company and the Shareholders hereby waive the provisions of Section 2 of the Agreement to the extent that such provisions would apply to any transfer of Company Securities by US WEST or its Affiliates to the extent that, and in the circumstances under which, the Company has agreed to waive such provisions pursuant to Section 7.4(c) of the Stock Purchase Agreement.

    Section 4. REMAINING PROVISIONS. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

                                     * * * *

         IN WITNESS WHEREOF, the parties have executed this Amendment to the Shareholders' Agreement as of the date first above written.

                                  THE COMPANY:

                                  USINTERNETWORKING, INC.
                                  a Delaware corporation

                                  By:
                                     -------------------------------------
                                     Christopher R. McCleary,
                                     Chairman and Chief Executive Officer


                                  US WEST:

                                  US WEST COMMUNICATIONS, INC.

                                  By:
                                     -------------------------------------
                                  Title:


                                  SHAREHOLDERS:

                                  BLUE CHIP CAPITAL FUND II LIMITED
                                      PARTNERSHIP

                                  By: BLUE CHIP VENTURE COMPANY, LTD.
                                       Its General Partner

                                  By:
                                     -------------------------------------
                                     John H. Wyant
                                     Manager

                                  MIAMI VALLEY VENTURE FUND L.P.

                                  By: BLUE CHIP VENTURE COMPANY OF
                                       DAYTON, LTD.
                                       Its Special Limited Partner

                                  By:
                                     -------------------------------------
                                     John H. Wyant
                                     Manager


                                  GROTECH PARTNERS IV L.P.

                                  By: GROTECH CAPITAL GROUP IV, LLC
                                       Its General Partner

                                  By:
                                     -------------------------------------
                                  Name:
                                  Title:


                                  GROTECH PARTNERS V L.P.

                                  By: GROTECH CAPITAL GROUP V, LLC
                                       Its General Partner
                                  By:
                                     -------------------------------------
                                  Name:
                                  Manager


                                  SOUTHERN VENTURE FUND SBIC, L.P.

                                  By: SVF SBIC, L.P.
                                       Its General Partner

                                  By:
                                     -------------------------------------
                                     Partner

                                  SOUTHERN VENTURE FUND II, L.P.

                                  By:
                                     -------------------------------------
                                     General Partner


                                  VENROCK ASSOCIATES

                                  By:
                                     -------------------------------------
                                     General Partner


                                  VENROCK ASSOCIATES II, L.P.

                                  By:
                                     -------------------------------------
                                     General Partner

                                  USI PARTNERS, LTD.

                                  By:
                                     -------------------------------------


                                  ----------------------------------------
                                  Christopher R. McCleary


                                  ----------------------------------------
                                  Steve McManus


                                  ----------------------------------------
                                  Chris M. Poelma

                               State of Delaware

                        Office of the Secretary of State

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "USINTERNETWORKING, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MAY, A.D. 1998, AT 5 O'CLOCK P.M.


                                     [SEAL] /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2846066  8100                                           AUTHENTICATION: 9208258
981282781
                                                                  DATE: 07-21-98

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                            USINTERNETWORKING, INC.

                            -----------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                             -----------------------

         USinternetworking Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article 4 of its Restated and Amended Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on May 26, 1998 adopted the following resolution, which resolution remains in full force and effect on the date hereof:

         RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $.01 per share, which sales shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), shall consist of 60,000 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

         1.   CERTAIN DEFINITIONS.

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         BUDGET. The term "Budget" means a fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections approved by the Executive Committee of the Corporation's Board of Directors.

         BUSINESS. The term "Business" means to acquisition of interests in, and the operation of, companies engaged in activities related to the provision of internet computing services to enterprise customers worldwide, and all services related thereto.

         BUSINESS DAY. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

         COMMON EQUITY. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate into distribution of the assets and earnings of to Corporation without limit as to per share amount.

         COMMON STOCK. The term "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

         CONVERSION DATE. The term "Conversion Date" shall have the meaning set forth in Subsection 4(b) below.

         CONVERSION PRICE. The term "Conversion Price" shall initially mean $0.33 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4 below.

         DIVIDEND PAYMENT DATE. The term "Dividend Payment Date" shall have the meaning set forth in Subsection 2(c) below.

         EMPLOYEE STOCK OPTION PLAN. The term "Employee Stock Option Plan" shall mean an employee stock option plan adopted by the Compensation Committee of the Board of Directors of the Company providing for the issuance to certain employees of the Company of options to purchase a certain number of shares of Common Stock at a certain exercise price per share; the total number of shares of Common Stock which may be issued under such plan shall not exceed 6.5% of the total number of outstanding shares of common stock calculated on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan.

         INITIAL ISSUE DATE. The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

         IPO. The term "IPO" shall mean an initial public offering of the Corporation's Common Stock in which the net proceeds are not less than $30,000,000 and the price to the public is not less than $1.33 per share of Common Stock as currently constituted.

         JUNIOR STOCK. The term "Junior Stock" shall mean, for purposes of
Section 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment, and for purposes of Section 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon a Liquidation Preference Occurrence (as defined below) until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such Liquidation Preference Occurrence.

         LIQUIDATION PREFERENCE. The term "Liquidation Preference" shall mean $600 per share of Series A Preferred Stock.

         LIQUIDATION PREFERENCE OCCURRENCE. The term "Liquidation Preference Occurrence" shall mean the liquidation, dissolution, winding up of the affairs of the Corporation, the sale of all or substantially all of the assets of the Corporation, or the sale of 100% of the issued and outstanding shares of Common Stock for cash or marketable securities, or a merger or consolidation with the same effect as any of the foregoing.

         PARITY STOCK. The term "Parity Stock" shall mean, for purposes of
Section 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Series A Preferred Stock, and for purposes of Section 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon Liquidation Preference Occurrences on a parity with the Series A Preferred Stock.

         PIK QUOTED PRICE. The term "PIK Quoted Price" shall have the meaning set forth in Subsection (2)(b) below.

         PIK DIVIDENDS. The term "PIK Dividends" shall have the meaning set forth in Subsection (2)(b) below.

         QUOTED PRICE. The term "Quoted Price" with respect to either the Common Stock or Series A Preferred Stock, shall mean the last reported sales price of the applicable security as reported by the National Association of Securities Dealers, Inc., Automatic Quotations System, National Market System, or if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principle exchange on which the applicable security is listed or admitted for trading (which shall be consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market or the Conversion Price. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price in such a manner as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Series A Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock and shall be made in good faith and be conclusive absent manifest error.

         RECORD DATE. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared for the purpose of establishing which holders of record are entitled to receive payment thereof; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

         SENIOR STOCK. The term "Senior Stock" shall mean, for purposes of
Section 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends, and for purposes of Section 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date racking senior to the Series A Preferred Stock in respect of the right to receive dividend or to participate in any distribution upon any Liquidation Preference Occurrence.

         TRADING DAY. The term "Trading Day" with respect to either the Common Stock or Series A Preferred Stock, shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

         2.   DIVIDENDS.

         (a) Subject to the prior preferences and other rights of any Senior Stock as to dividends, the record holder of each share of Series A Preferred Stock shall be entitled to receive dividends quarterly on the first day of each calendar quarter, commencing January 1,2000 (each, a "Dividend Payment Date"), with respect to the prior calendar quarter. Notwithstanding the foregoing, any accrued but unpaid dividend including any dividend applicable to the pro rata portion of the then-current dividend period, shall be paid upon the earlier of
(i) to consummation of an IP0 and (ii) the conversion of such share of Series A Preferred Stock. In any case, dividends shall be paid only to the extent that funds are legally available for payment of dividends. Such dividends shall be payable at the rate of eight percent (8%) per annum of the Liquidation Preference.

         (b) Dividends on the Series A Preferred Stock shall be paid in cash, or at the option of the Corporation, unless such dividend is payable upon consummation of an IP0 or conversion of the Series A Preferred Stock and at such time sufficient funds are legally available for payment of such dividends, in substitute in whole or in part for such cash, in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends paid in kind being herein called "PIK Dividends"). Dividends of additional shares of Series A Preferred Stock shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock determined by dividing the total amount of the cash dividend which otherwise would be payable on the Dividend Payment Date to such holders (rounded to the nearest whole cent) by the average Quoted Price per share of the Series A Preferred Stock for the thirty (30) Trading Days immediately preceding the date on which such PIK Dividends were accrued ("PIK Quoted Price"). The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. The Corporation shall not issue fractional shares of Series A Preferred Stock to which holders may become entitle pursuant to the subsection, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the PIK Quoted Price. In no event shall the election by the Corporation to pay dividends, in whole or in part, in cash or in additional shares of Series A Preferred Stock preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series A Preferred Stock on any subsequent Dividend Payment Date. Any additional shares of Series A Preferred Stock issued pursuant to this section shall be governed by this Certificate and shall be subject in all respects, expect as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Series A Preferred Stock originally issued hereunder. All dividends (whether payable in cash or in whole or in part in additional shares of Series A Preferred Stock) paid pursuant to this section shall be paid in equal pro rata proportions of such cash and/or shares of Series A Preferred Stock to the holders entitled thereto, except with respect to cash payable in lieu of fractional shares which would otherwise be paid as PIK Dividends.

         (c) Dividends on shares of Series A Preferred Stock shall accrue quarterly on the first day of each calendar quarter for the prior calendar quarter and be cumulative from the date of issuance of such shares, whether or not funds for the payment of such dividends are legally available.

         (d) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any moneys be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

         (e) In the event that full dividends are not paid or made available to the holder of all outstanding shares of Series A Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitle. For purposes of this subsection, the amount of legally available PIK Dividends shall be deemed funds available for payment of dividends but shall not require payment of PIK Dividends on Parity Stock.

         (f) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its funded indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         3.   DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) In the event of any voluntary or involuntary Liquidation Preference Occurrence, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such Liquidation Preference Occurrence Except as provided in this section and Section 3(b) below, holders of Series A Preferred Stock shall not be entitled to any other distribution in the event of a Liquidation Preference Occurrence.

         (b) In addition to any amounts distributed or distributable to the holders of shares of the Series A Preferred Stock pursuant to Section 3(a) above, if upon a Liquidation Preference Occurrence, the Corporation's Net Equity Value (as defined below) as of the date of such Liquidation Preference Occurrence is less than the Trigger Amount (as defined below) (the "Additional Preference Event"), holders of Series A Preferred Stock will be entitled to receive an additional amount (the "Additional Per Share Preference") per share of Series A Preferred Stock determined in accordance with the following formula:

                                      EDA
                                   ---------
                                   OCS + CPS

         "EDA" means (x) the Distribution Amount, minus (y) the aggregate amount required to be distributed to the holders of all outstanding shares of Series A Preferred Stock pursuant to Section 3(a) above.

         "Distribution Amount" means the aggregate amount of cash and the fair market value of property (as determined by the Board of Directors) of the Corporation available for distribution to all stockholders of the Corporation on the date of a Liquidation Preference Occurrence.

         "OCS" means the number of shares of Common Stock issued and outstanding as of such Liquidation Preference Occurrence.

         "CPS" means the number of shares of Common Stock which would be issuable upon conversion of all of the issued and outstanding shares of Series A Preferred Stock as of the date of such Liquidation Preference Occurrence.

         "Enterprise Value" means the fair market value of the assets of the Corporation without consideration to any obligations of the Corporation. For purposes of this definition, Enterprise Value shall be as determined by the Board of Directors; provided, however, that if the holders of a majority of the Common Stock or Series A Preferred Stock object to the fair market value determination, the Enterprise Value shall be determined by an investment banking firm of nationally recognized standing selected by and agreeable to both the Board of Directors and the holders of a majority of the Common Stock or the Series A Preferred Stock and such determination shall be conclusive; provided, further, that if the Board of Directors and the holders of a majority of the Common Stock or Series A Preferred Stock cannot agree on an investment banking firm, then each shall select an investment banking firm and these two firms shall select an investment banking firm of nationally recognized standing to determine Enterprise Value and the determination of such investment banking firm shall be conclusive.

         "Net Equity Value" means the Enterprise Value of the Corporation less Debt (as defined).

         "Debt" means the aggregate principal amount of all outstanding indebtedness of the Corporation and its consolidated subsidiaries as of the date of such Liquidation Preference Occurrence.

         "Trigger Amount" means, on any date, that Net Equity Value of the Corporation that, assuming conversion of all of the Series A Preferred Stock, would upon liquidation of the Corporation on such date (without application of the provisions of this section 3(b)) return to the holders of Series A Preferred Stock an amount equal to five times the amount originally paid to the Company for such stock in connection with its original issuance or issuances.

         (c) If, upon any such Liquidation Preference Occurrence, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and/or the Additional Per Share Preference if there is an Additional Preference Event and the full liquidating payments on all Parity Stock, then the assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full provided; however, that holders of Series A Preferred Stock shall not be entitled to receive the Additional Per Share Preference and such Additional Per Share Preference shall not be considered in the calculation of the amounts to which they would be entitled to receive.

         (d) All shares of Series A Preferred Stock for which payments have been made under this Section 3 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Series A Preferred Stock.

         4.   CONVERSION RIGHTS.

         (a) A holder of shares of Series A Preferred Stock may convert such shares into Common Stock at any time. Series A Preferred Stock will convert automatically upon consummation of an IPO. For the purposes of conversion, each share of Series A Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Series A Preferred Stock (other than the right to receive accrued and unpaid dividends on such conversion as provided herein) shall cease and the persons entitled to receive the Common Stock upon the conversion of Series A Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

         (b) To convert Series A Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series A Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Series A Preferred Stock, and the number of shares he wishes to convert, and (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. In the event that a holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion of The shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and alter the Conversion Date. However, dividends will be paid on any Dividend Payment Date with respect to Series A Stock surrendered for conversion after a record date for the payment of a dividend to the registered holder of Series A Preferred Stock on such record date. If the last day on which Series A Preferred Stock may be converted is a Legal Holiday in a place where the Corporation or the transfer agent is located, Series Preferred Stock may be surrendered for conversion on the next succeeding day that is not a Legal Holiday.

         (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Series A Preferred Stock. Instead, the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

         (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

         (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series A Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series A Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series A Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

         (f) If the Corporation:

              (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

              (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

              (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

              (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of Series A Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action if he had converted Series A Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Series A Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Subsection (f).

         (g) If the Corporation distributes any rights or warrants to all holders of in Common Stock entitling them for a period expiring within sixty
(60) days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:

                                     N x P
                                     -----
                                     O + M
                                     -----
                                 C1 = C x O + N

where:

              C' =  the adjusted Conversion Price.

              C  =  the then current Conversion Price.

              O  =  the number of shares of Common Stock outstanding on the record date, calculated on a fully diluted basis.

              N  =  the number of additional shares of Common Stock offered.

              P  =  the offering price per share of the additional shares of
                    Common Stock.

              M  =  the current market price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (h) If the Corporation distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Corporation other than its Common Stock, (ii) any evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) any other assets of the Corporation, or (iv) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in Subsection 4(g) above), the Conversion Price shall be adjusted in accordance with the formula:

                                C1 = C x M - F / M

where:

              C1 =  the adjusted Conversion Price.

              C  =  the then current Conversion Price.

              M  =  the current market price per share of Common Stock on the record date mentioned below.

              F  =  the fair market value on the record date of the capital stock, indebtedness, rights, options or warrants applicable to one share of Common Stock. The Board of Directors of the Corporation shall determine the fair market value.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders added to receive the distribution.

              (i) If the Corporation issues shares of Common Stock for a consideration per share less than the current market price per share on the date the

Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                             C1 = C * O + ((P / M) / A)

where:

              C1 =  the adjusted Conversion Price.

              C  =  the then current Conversion Price.

              0  =  the number of shares outstanding immediately prior to the issuance of such additional shares.

              P  =  the aggregate consideration received for the issuance of such additional shares.

              M  =  the current market price per share on the date of issuance of such additional shares.

              A  =  the number of shares outstanding immediately after the issuance of such additional shares, calculated on a fully diluted basis.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Subsection 4(i) does not apply to (i) any transaction or issuance described in Subsection 4(g) or 4(h) above or Subsection 4(j) below, (ii) the conversion of Series A Preferred Stock, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock,
(iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise by covered by this Subsection 4(i) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of Subsection 4(j) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the lime of my such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (j) If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series A Preferred Stock or securities issued in transactions described in Subsection 4(g) or 4(h) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the current market price per share on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                       C1 = C * ((O + (P / M)) / (O + (D))

where:

              C1 = the adjusted Conversion Price

              C  =  the then current Conversion Price.

              0  =  the number of shares outstanding immediately prior to the issuance of such securities, calculated on a fully diluted basis.

              P  =  the aggregate consideration received for the issuance of such securities.

              M  =  the current market price per share on the date of issuance of such securities.

              D  =  the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This Subsection 4(j) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Corporation's employees under honk fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this Subsection 4(j) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of Subsection 4(i) above) and issued after the

Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

         (k) In Subsections 4(g), 4(h), 4(1) and 4(j) above, the current market price per share of Common Stock on any date is the average of the Quoted Prices for thirty (30) consecutive Trading Days commencing Forty-Five (45) Trading Days before the date in question.

         (l) For purposes of any computation respecting consideration received pursuant to Subsections 4(1) and 4(j) above, the following shall apply:

              (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the net amount of such cash received by the Corporation, after deducting all commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

              (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair marks value thereof as determined by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof); and

              (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same inner as provided in clauses (i) and
         (ii) of this Subsection 4(1)).

         (m) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease oft least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (n) No adjustment in the Conversion Price need be made under this
Section 4 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no per value of the Common Stock, and in no event shall any adjustment made under this Section 4 reduce the Conversion Price below the par value of the Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Subsections 4(g) or 4(h)
above and if such distribution is subsequently canceled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price which would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Subsections 4(g) and 4(h) above if the Corporation issues or distributes to each holder of Series A Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those subsections which each holder would have been entitled to receive had Series A Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

         (o) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Series A Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent if any, for Series A Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Subsection 4(t) below, the certificate shall be conclusive evidence that the adjustment is correct.

         (p) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series A Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Subsections 4(f), 4(g), 4(h), 4(i) and 4(j) above.

         (q) If:

              (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to Subsection 4(g) or 4(h) above, or clause (iv) of Subsection 4(1) above;

              (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

              (iii) there is a dissolution or liquidation of the Corporation:

a holder of Series A Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten (10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any ration referred to in clause (i), (ii) or (ii) of this Subsection 4(q).

         (r) If the Corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Series A Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series A Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Series A Preferred Stock immediately before the effective date of the transaction, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series A Preferred Stock. If this Subsection 4(r) applies Subsection 4(f) does not apply.

         (s) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series A Preferred Stock convened after such record dale and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in Subsection 4(c) above.

         (t) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Series A Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock.

         (u) All shares of Series A Preferred Stock converted pursuant to this
Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Series A Preferred Stock.

         5.   VOTING RIGHTS

         (a) Except as otherwise provided by law or in Section 5(b) below, the holders of record of shares of Series A Preferred Stock shall be entitled to vote with the Common Stock as a single class as if their shares had been converted to shares of Common Stock, giving the Series A Preferred Stockholders the same voting rights as the holders of Common Stock.

         (b) Without the consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, the Corporation shall not take, and shall not permit any subsidiary to take, the following actions:

              (1) fail to continue the Business as its principal line of business or engage in any business other than the Business:

              (2) amend or otherwise alter the Corporation's Certificate of Incorporation or Bylaws in any respect that affects the rights of the Series A Preferred Stock;

              (3) enter into any transaction with any shareholder, director, officer or affiliate, or any relative of any of the foregoing, other than on terms which are (i) no less favorable to the Corporation than a similar transaction with an unaffiliated third party and (ii) are approved by the Executive Committee of the Corporation's Board of Directors after full disclosure;

              (4) be a party to any merger or consolidation or sell, lease, transfer, exchange or otherwise transfer all or substantially all of its capital stock or assets, or agree to do any of the foregoing except for the merger of a subsidiary with another subsidiary or the Corporation;

              (5) enter into any material transaction that is outside the ordinary course of its business;

              (6) effect or commence any voluntary dissolution or liquidation;

              (7) establish any subsidiary other than a wholly owned subsidiary;

              (8) directly or indirectly purchase, redeem or otherwise acquire for value any of its outstanding capital stock other than as required by this Certificate or the Certificate of Incorporation or, directly or indirectly declare or pay any dividend or make any distribution on its capital stock; except for dividends on the Series A Preferred Stock and dividends by subsidiaries payable to the Corporation or to other subsidiaries;

              (9) borrow or agree to borrow any funds, grant a security interest in or lien, mortgage or other encumbrance on any of its assets or give any guaranty of indebtedness or obligations of another, in any case in excess of One Million Dollars ($1,000,000);

              (10) buy all or substantially all of the stock or assets of any person or any ongoing business or enter any agreement to do any of the foregoing;

              (11) grant any options exercisable for Common Stock or any other shares of its capital stock to employees, officers, directors or independent contractors of the Corporation or any of its subsidiaries or to any other person; provided, however, that the Corporation may issue options granted pursuant to the Employee Stock Option Plan (the "Permitted Options");

              (12) issue or enter into any agreement providing for the issuance (contingent or otherwise) of any shares of its capital stock or any other securities, other than the Permitted Options or shares of subsidiaries issued to the Corporation or to subsidiaries of the Corporation;

              (13) make or agree to make capital expenditures for property, plant or equipment in excess of the amount set forth in the then-current Budget; or

              (14) enter into or be a party to any lease providing for annual rental payments in excess of the amount set forth in the then-current Budget

         6.   EXCLUSION OF OTHER RIGHTS.

            Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate (as such Certificate may be amended from time to time) and in the Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights hereunder.

         7.   HEADINGS OF SUBDIVISIONS.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         8.   SEVERABILITY OF PROVISIONS.

         If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect; and no voting powers, preferences and relative, participating optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by the undersigned and attested by the undersigned its secretary, This 20 day Of May, 1998.

                                  USINTERNETWORKING, INC.


                                  By: /s/ Christopher R. McCleary
                                     -------------------------------------
                                     Name:  Christopher R. McCleary
                                     Title: Chief Executive Officer


ATTEST:

By: /s/ William T. Price
    ----------------------------
     William T. Price, Secretary

                        [Letterhead of Latham & Watkins]


                                  July 2, 1998


US WEST Communications, Inc.
1801 California Street
Suite 1500
Denver, CO 80202

      Re: Stock Purchase Agreement, dated as of June 19, 1998 (the "Agreement")
          by and among USinternetworking, Inc., a Delaware corporation, and US WEST Communications, Inc. (the "Purchaser")
          --------------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to USinternetworking, Inc., a Delaware corporation (the "Company"), in connection with the purchase by the Purchaser of 5,833.33 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") pursuant to the Agreement. This opinion is rendered to you pursuant to Section 3.11 of the Agreement. Capitalized terms defined in the Agreement, used herein, and not otherwise defined herein shall have the meanings given them in the Agreement.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have examined, among other things, the following:

                        [Letterhead of Latham & Watkins]

US WEST Communications, Inc.
July 2, 1998
Page 2

              (a) The Agreement;

              (b) The Shareholders' Agreement, as amended by the Amendment; and

              (c) The certificate of incorporation of the Company, as amended (including the Certificate of Designations, as amended,) and the Bylaws of the Company (the "Governing Documents").

         The documents described in subsections (a), (b) and (c) above are referred to herein collectively as the "Documents."

         In our examination, we have assumed the genuineness of all signatures (other than those of officers of the Company on the Documents), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of Maryland, and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

         Our opinions set forth in clauses (i) and (iii) of paragraph 4 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to stock purchase transactions. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with this stock purchase transaction do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statements, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

                        [Letterhead of Latham & Watkins]

US WEST Communications, Inc.
July 2, 1998
Page 3

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own and lease its properties and to conduct its business and to execute, deliver and perform its obligations under the Transaction Agreements. Based solely on certificates from public officials, we confirm that the Company is qualified to do business in the State of Maryland.

         2. The execution, delivery and performance of the Transaction Agreements by the Company have been duly authorized by all necessary corporate action of the Company, and the Transaction Agreements have been duly executed and delivered by the Company.

         3. The Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. The execution and delivery of the Transaction Agreements by the Company and the performance of the obligations of the Company under the Transaction Agreements do not: (i) violate any federal or Maryland statute, rule or regulation applicable to the Company or the Delaware General Corporation Law;
(ii) violate the provisions of the Governing Documents or of any agreement to which the Company is a party identified to us by an officer of the Company as material to the Company's business; or (iii) to the best our knowledge, require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal or Maryland statute, rule or regulation applicable to the Company or the Delaware General Corporation Law. No opinion is expressed in clauses (i) and (iii) of this paragraph 4 as to the application of
Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

         5. The shares of Series A Preferred Stock to be issued pursuant to the Agreement have been duly authorized and, when issued to and paid for by the Purchaser in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable. The issuance of shares of Common Stock upon conversion of the Preferred Shares. The shares of Common Stock to be issued upon conversion of the Preferred Shares have been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and non-assessable.

         6. The authorized capital stock of the Company consists of One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $0.001 per share, and One

                        [Letterhead of Latham & Watkins]

US WEST Communications, Inc.
July 2, 1998
Page 4

Hundred Thousand (100,000) shares of preferred stock, par value $0.01 per share. Based solely on our review of the Company's stock records, the Company's issued and outstanding capital stock is as set forth on Exhibit A attached hereto.

         The opinions expressed in paragraph 3 above are subject to the following limitations, qualifications and exceptions:

              (a) such opinions are subject to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the rights of creditors; and

              (b) such opinions are subject to the exercise of judicial discretion in accordance with general principles of equity.

         To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Transaction Agreements other than the Company are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation; all parties to the Transaction Agreements other than the Company have the requisite partnership power and authority to execute and deliver the Transaction Agreements and to perform their respective obligations under the Transaction Agreements; and the Transaction Agreements to which such parties other than the Company are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. We express no opinion as to compliance by any parties to the Transaction Agreements with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose. without our prior written consent.

                                       Very truly yours,

                                   Exhibit A

See attached chart.

                 Shares of Capital Stock Issued and Outstanding

                      Holders of Series A Preferred Stock


                                       Shares of Series A Convertible Preferred Stock
                  Holders                  Issued by the Company To Each Holder
--------------------------------------------------------------------------------
          Blue Chip Capital Fund II                   11,458.33
             Limited Partnership
        Miami Valley Venture Fund L.P.                 1,875.00
          Grotech Partners IV, and                    16,666.67
           Grotech Partners V, L.P.
       Southern Venture Fund 5610, L.P.                3,333.33
        Southern Venture Fund, II, L.P.                1,666.67
            Venrock Associates                         3,583.33
         Venrock Associates II, L.P.                   4,750.00
        McCleary Technology Capital                    1,666.67
            USi Partners, Ltd.                         1,166.67
          US WEST Communications, Inc.                 5,833.33
                                                       --------
                   Total                              52,000.00




                             HOLDERS OF COMMON STOCK
                             -----------------------

                                       Number of Shares of Common Stock Issued by the
                  Holders                              Company
--------------------------------------------------------------------------------
           Christopher R. McCleary                    5,000,000
           Stephen E. McManus                         5,000,000
           Christopher M. Poelma                      5,000,000
                                                     ----------
   Total                                             15,000,000



We call your attention to the fact that the Company has Informed us that it has authorized the issuance of common stock options to certain of its employees, which options shall be governed by the Employee Stock Option Plan, which has yet to be adopted. As of the Closing Date, the Company has informed us that it has agreed to issue options to purchase approximately x shares of common stock to its employees. The Company also has agreed to issue 30,000 stock options to each of its directors who are not employees of the Company.

                                   SCHEDULES

                                   SCHEDULE B

KEY EMPLOYEES

Christopher R. McCleary, Chairman and Chief Executive Officer
Stephen E. McManus, President
Christopher M. Poelma, Executive Vice President and Chief Technology Officer

                                  SCHEDULE 5.5


--------------------------------------------------------------------------------
Holders of Issued and Outstanding               Number of Shares
    Shares of Capital Stock                    Held of Capital Stock
--------------------------------------------------------------------------------
Christopher McCleary                    5,000,000 shares of Common Stock
--------------------------------------------------------------------------------
Chris Poelma                            5,000,000 shares of Common Stock
--------------------------------------------------------------------------------
Steve McManus                           5,000,000 shares of Common Stock
--------------------------------------------------------------------------------



See attached for a list of the holders of Series A Preferred Stock.

See also attached for the Common Stock Options list.

                 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                             ISSUED BY THE COMPANY


                                                           Total Purchase Price
                                  Shares of Series A           Paid By Such
                                 Convertible Preferred     Purchaser For Shares
                                  Stock Issued By the    of Series A Convertible
                                    Company To Each       Preferred Stock Issued
Purchaser                              Purchaser             To Each Purchaser
--------------------------------------------------------------------------------
Blue Chip Capital Fund II               11,458.33                $6,875,000
  Limited Partnership
Miami Valley Venture Fund L.P.           1,875.00                 1,125,000
Grotech Partners IV, and                16,666.67                10,000,000
  Grotech Partners V. L.P.
Southern Venture Fund SBIC, L.P.         3,333.33                 2,000,000
Souther Venture Fund, II, L.P.           1,666.87                 1,000,000
Venrock Associates                       3,583.33                 2,150,000
Venrock Associates II, L.P.              4,750.00                 2,850,000
USi Partners, Ltd.                       1,166.67                   700,002
McCleary Technology Capital              1,666.67                 1,000,000
  Total                                 46,166.67               $27,700,002




It is possible that as of the Closing Date, the Company may have Issued additional shares.

                             USINTERNETWORKING, INC.
                            STOCK PURCHASE AGREEMENT
                                SCHEDULE 5.8 (A)
                      ALL EXPENDITURES IN EXCESS OF $25,000

PAYEE                                   EXPLANATION                                                                  AMOUNT
-----                                   -----------                                                                  ------
American Express                        Advance payment of account                                                   $  40,125.08

Boggs & Partners                        Professional Services-Architect                                              $  42,262.93

Coleman-Martin                          Computer Equipment-Laptops                                                   $  43,417.00
                                        Computer Equipment-Printer, deskpro, notebooks                               $  29,951.00

Consortium One-Annapolis L.L.C.         Deposit related to the lease at 175 Admiral Cochrane Drive                   $ 400,000.00
                                        May Rent for 175 Admiral Cochrane Drive                                      $  30,052.54
                                        June Rent for 175 Admiral Cochrane Drive                                     $  30,052.54

Gordon Flesch Company                   Two copiers with interface boards (one color) includes delivery,             $  48,264.50
                                        installation and taxes.
                                        One copier includes delivery, installation and taxes.                        $  80,718.00

Christopher McCleary                    Partial repayment of loan                                                    $ 100,000.00
                                        Partial repayment of loan                                                    $ 342,469.05

PC Connection, Inc                      Computer Equipment                                                           $  77,840.00
                                        Computer Equipment                                                           $  39,471.45
                                        Computer Equipment                                                           $  41,809.00
                                        Computer Equipment                                                           $ 100,000.00
                                        Computer Equipment                                                           $  25,516.75

Realty Association                      Security Deposit and First month's rent for 2661 Riva Road                   $  36,398.42


USI Confidential                                                          Page 1

                             USINTERNETWORKING, INC.
                            STOCK PURCHASE AGREEMENT
                                SCHEDULE 5.8 (A)
                      ALL EXPENDITURES IN EXCESS OF $25,000

PAYEE                                   EXPLANATION                                                                  AMOUNT
-----                                   -----------                                                                  ------
American Express                        Advance payment of account                                                   $  40,125.08

Boggs & Partners                        Professional Services-Architect                                              $  42,262.93

Coleman-Martin                          Computer Equipment-Laptops                                                   $  43,417.00
                                        Computer Equipment-Printer, deskpro, notebooks                               $  29,951.00

Consortium One-Annapolis L.L.C.         Deposit related to the lease at 175 Admiral Cochrane Drive                   $ 400,000.00
                                        May Rent for 175 Admiral Cochrane Drive                                      $  30,052.54
                                        June Rent for 175 Admiral Cochrane Drive                                     $  30,052.54

Gordon Flesch Company                   Two copiers with interface boards (one color) includes delivery,             $  48,264.50
                                        installation and taxes.
                                        One copier includes delivery, installation and taxes.                        $  80,718.00

Christopher McCleary                    Partial repayment of loan                                                    $ 100,000.00
                                        Partial repayment of loan                                                    $ 342,469.05

PC Connection, Inc                      Computer Equipment                                                           $  77,840.00
                                        Computer Equipment                                                           $  39,471.45
                                        Computer Equipment                                                           $  41,809.00
                                        Computer Equipment                                                           $ 100,000.00
                                        Computer Equipment                                                           $  25,516.75

Realty Association                      Security Deposit and First month's rent for 2661 Riva Road                   $  36,398.42



USI Confidential                                                          Page 1

                             USinternetworking, Inc.
                            Stock Purchase Agreement
                                Schedule 5.8 (a)
                  Aggregate Expenditures In Excess of $200,000

Payee                                   Explanation                                                                  Amount
-----                                   -----------                                                                  ------
Consortium One-Annapolis L.L.C.         Deposit and rent for 175 Admiral Cochrane Drive (Lease)                      $ 465,915.08

Christopher McCleary                    Payments on Loan                                                             $ 444,875.62

PC Connection, Inc.                     Computer Equipment                                                           $ 509,200.97


USI Confidential                                                          Page 1

                                  SCHEDULE 5.9

Please see leases listed on Schedule 5.10.

                                  SCHEDULE 5.10

LISTING OF CONTRACTUAL OBLIGATIONS

1)  Officer Agreement by and between USinternetworking, Inc. and Christopher
    R. McCleary dated May 29, 1998.

2) Officer Agreement by and between USinternetworking, Inc. and Chris M. Poelma, dated June 2, 1998.

3) Officer Agreement by and between USinternetworking, Inc. and Steve McManus, dated June 2, 1998.

4) Sublease Agreement, by and between Exsportise, Inc. and USinternetworking, Inc., dated February 9,1998.

5) Agreement of Lease, by and between Consortium One-Annapolis, LLC and USinternetworking, Inc., dated April 3,1998.

6) Letter Agreement between USinternetworking, Inc. and Gary Helwig, dated April 10,1998 (acceptance by Helwig dated April 14, 1998).

7)  Furniture Rental Agreement between Aaron Rents, Inc. and
    USinternetworking, Inc., dated March 10, 1998.

8)  Sublease Agreement, by and between Columbia Medical Plan and
    USinternetworking, Inc. dated May 8, 1998.

9) Agreement of Lease, by and between Realty Associates, Inc. and USinternetworking, Inc., dated June 3, 1998.

10) Contract of Sale between First Church of Christ, Scientist, Seller, and USinternetworking, Inc., Buyer, dated May 1, 1998.

                                  SCHEDULE 5.12

LISTING OF SEVERANCE ARRANGEMENTS

See Officer Agreements and Letter Agreement listed on Schedule 5.10.

                                  SCHEDULE 5.16
EMPLOYEE PLANS

Although the Company has not adopted any formal employee benefit plans, the contours of the employee benefit plans have been described in writing to employees. The employee benefits are to include the following: (i) a 401(k) plan that is to be noncontributory until January 1, 1999, and thereafter subject to a 1:2 employer match, (ii) the Employee Stock Option Plan, and (iii) other typical plans such as health and vacation benefit plans. The Company has stated its intention that the Employee Stock Option Plan will be a qualified plan that will provide for the issuance of options to purchase shares at a discount of 20% from the then-current market price, to the extent permissible at any time. Certain of the Company's employees have been advised in writing, pursuant to the employment offer letters, of the number of option shares the Company intends to award to them. These option shares are listed in Schedule 5.5.

                                  SCHEDULE 5.17

LISTING OF ALL OUTSTANDING BORROWINGS

1) $2,000,000 credit line with Cisco Systems Capital Corp. for the purchase of Cisco Systems Products equipment $0 outstanding at June 15, 1998.

2) $1,000,000 credit line with Hewlett-Packard Co. for the purchase of Hewlett-Packard equipment. $651,756.06 outstanding at June 15,1998.

                                  SCHEDULE 5.18

LISTING OF INSURANCE POLICIES OR PROGRAMS

As of the date hereof, the Company has received only an Insurance Binder.